Exhibit 32.2.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capstone Companies, Inc. on Form 10-K for the year ended December 31, 2018, and the Amendment Number One to Form 10-K/A for the same fiscal year end, each as filed with the Securities and Exchange Commission (as amended, the "Report"), I, Gerry McClinton, Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

(1)            the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gerry McClinton
Gerry McClinton
Chief Financial Officer, Director
(Principal Financial Executive and Accounting Officer)

April 3, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.